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                                  EXHIBIT 4.10

                             THIRD AMENDMENT TO THE
                             VALLEY INDEPENDENT BANK

                        FLEXPLUS RETIREMENT SAVINGS PLAN

This Third Amendment (Amendment) to the Valley Independent Bank Flexplus Retirement Savings Plan (Plan) is made and entered into by Valley Independent Bank, a California corporation (Employer), to be effective on and as of January 1, 1999 (Effective Date).

                                    RECITALS

A. The Employer established the Valley Independent Bank Profit Sharing and 401(k) Plan, effective January 1, 1989, as a program for providing retirement income and other benefits for certain of its employees and their beneficiaries.

B. The Plan was subsequently amended and, effective January 1, 1995, the Plan was renamed the Valley Independent Bank Flexplus Retirement Savings Plan and was amended and restated to comply with the Tax Reform Act of 1986 and related pension legislation.

C. Effective June 17, 1996, the Plan was amended to recognize service with California Commerce branch in Calexico, California for purposes of the Plan.

D. Effective September 27, 1996, the Plan was amended to recognize service with Bank of the Desert branches in Indio, La Quinta and Thousand Palms, California for purposes of the Plan.

E. Effective July 15, 1997, the Plan was amended to recognize service with the Wells Fargo branches in Tecate and Blythe, California for purposes of the Plan.

F. The Employer now wishes to amend the Plan effective January 1, 1999 to: lower the minimum age for Plan participation from age 21 to age 18.

                              OPERATIVE PROVISIONS

In accordance with the foregoing recitals, the Employer hereby amends the Adoption Agreement of the Plan, effective as of January 1, 1999, as follows:

1. Section D4 of the Adoption Agreement of the Plan is amended in full to read as follows:

        D4 CONDITIONS OF ELIGIBILITY (Plan Section 3.1) (Check either a OR b and c, and if applicable, d)

               Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

               a.     (      )     NO AGE OR SERVICE REQUIRED.

               b.     (xx)         SERVICE REQUIREMENT. (May not exceed 1 year.)

                      1.     (     )       None
                      2.     (     )       1/2 Year of Service
                      3.     (     )       1 Year of Service
                      4.     (xx)          Other  1/4 Year of Service




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        NOTE:   If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in Months of Service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.

        c.      (xx)   AGE REQUIREMENT (may not exceed 21)

                1.     (     )       N/A - No Age Requirement
                2.     (     )       20 1/2

                3.     (     )       21
                4.     (xx)          Other  18

        d. ( ) FOR NEW PLANS ONLY - Regardless of any of the above age of service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

4. In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has caused this Third Amendment to be executed by its duly authorized officers and by the Trustees on this 22nd day of December, 1998.

                                      EMPLOYER
                                      --------

                                      VALLEY INDEPENDENT BANK

                                      By: /s/ Dennis L. Kern
                                         --------------------------
                                         Dennis L. Kern

                                      Its: President





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